LETTER FROM THE PRESIDENT & CEO

OF

TWL CORPORATION AND TWL KNOWLEDGE GROUP, INC.

August 3, 2007

Dear Stakeholders - Ladies and Gentlemen, Shareholders, Customers, Vendors, Partners and Employees:

I am writing to you as the President and Chief Executive Officer of TWL Corporation (“TWL” or the “Company”) and TWL Knowledge Group, Inc., a wholly owned subsidiary of the Company, with an update on our Company’s progress since my last letter to you on December 19, 2006.

During the past eight months we have maintained the course I previously outlined, i.e. the restructuring of personnel, the reduction and offset of costs and a renewed emphasis on sales and marketing

I am pleased to report that for the first time in at least six years the entire Company is uniformly motivated, focused and committed to the pursuit of our corporate objectives.

Of equal importance, I am also very pleased to report that a great deal of progress has been made toward achieving our primary goal of restoring profitability to TWL.

These efforts include:
•	The purchase of our subordinated debt by a new investor, Trinity Investment, G.P., from the original lender.
•	The April 2007 infusion of an additional $1.125MM in debt capital from the new lender.
•
A successful private placement of the Company’s common equity that yielded as of mid July 2007, approximately $3.6MM in new capital to the Company, led by Chadbourn Securities, as the placement agent for the private placement.

•
The addition of two very talented and experienced executives to our Board of Directors - Mr. Laird Cagan and Ms. Phyllis Farragut (please take a moment to read their biographies in the Current Reports on Form 8-K filed by the Company with the Securities and Exchange Commission on May 8, 2007 and August 3, 2007, respectively).

•	Continued efforts to make reductions in monthly fixed expenses, primarily realized through renegotiated vendor agreements and offsetting revenues by the leasing of certain assets.
•	The resumption of somewhat normalized operations, which for the next year will include scheduled restitution of a large portion of previous vendor debt.
•	The reduction of our vendor debt through both payments and negotiated settlements. We are in advanced discussions to reduce our remaining debt substantially.
•	The net addition of a number of new people to our sales organization, including several outside enterprise-level salespeople, with even more sales professionals expected to be added.

•	The continuing development of our new business pipeline. The majority of which represents one-time revenues from licensing our courses to large customers.
•
We believe that we have stopped the past several years of declining subscription renewals and revenues in our base business, and we feel that we have repaired all the fundamental problems causing the decline; however until this metric starts growing again we cannot be certain.

•	The initiation of a study into various areas of operations in an effort to uncover additional efficiencies and improvements.
•	Significant improvements in customer relations, vendor relations and employee morale.
•	Material progress in all our newly initiated strategic alliances (noted in December).
•	Consistent emphasis to ensure appropriate branding of all our key products.
•
New initiatives to potentially generate incremental revenues by introducing commercially supported programming (content development paid for by a sponsoring company) in Healthcare group, with similar efforts to follow in the Government group.

•	Retention of a top-tier investor relations firm to ensure consistent and timely communications to the investment community.

As I look back on the 15 months since I came on-board I am very proud of the gains that our entire Company has achieved.  Although we anticipate some on-going normal business challenges as we continue in the first quarter of the new 2008 fiscal year, we are all very excited and motivated by the potential that our Company has.

I feel that we have put behind us our most significant problems and issues that threatened our Company’s survival, and we are poised to execute to our potential based on an established financial model and a great team of employees.

On behalf of all the employees of TWL Corporation and TWL Knowledge Group, I want to thank you for your past and continuing support. We are working hard to build value for our shareholders and I look forward to announcing continued progress over the coming months.

Yours truly,

Dennis Cagan
President and Chief Executive Officer

About TWL Corporation (TWLP.OB) and its primary operating subsidiary TWL Knowledge Group, Inc.

TWL Knowledge Group, Inc. is a wholly owned subsidiary of TWL Corporation and is a leading provider of integrated learning solutions for compliance, safety, emergency preparedness, continuing education and skill development in the workplace. Since 1986, TWL Knowledge Group, Inc. has met the training and education needs of more than eight million professionals in the industrial, healthcare, fire and emergency, government, law enforcement and private security markets. The Company produces and delivers education and workplace skills training content to organizations through a variety of learning media, such as global satellite television, the Internet, e-learning and traditional media, such as DVD, CD-ROM and videotape.

The Company believes that there are product and service synergies between and among its various business units that position the Company to create a global learning company that can provide integrated learning services to corporations, organizations, educational institutions and individual learners, using a variety of delivery technologies, platforms and methods to meet the growing need for global learning solutions. The Company believes that it will be one of the first companies to be able to serve major multinational employers at multiple levels of their organizations, assisting these customers to meet the challenges of a major turnover in the world's workforce over the coming decade. Factors such as demographics, technology, and globalization will require enterprises, organizations and governments around the world to invest in human capital to remain competitive.

*           Operations of TWL Knowledge Group, Inc., formerly Trinity Workplace Learning Corporation, are based in the Company's Global Learning Center, a 205,000 square foot digital multimedia production center in Carrollton, Texas, which is part of the Dallas-Fort Worth Metroplex. At the Global Learning Center, the Company creates, distributes and archives rich media for workplace learning and provides certification for approximately 2,000 corporate, institutional and government customers in healthcare, industrial services and public safety, including homeland security, first responders, and federal agencies. Our proprietary brands include the Law Enforcement Training Network (LETN), American Heat, PULSE, HomelandOne, the Fire and Emergency Training Network (FETN), and others. Trinity Healthforce Learning, the company’s healthcare division, includes the Health and Science Television Network (HSTN) and participates in 17 distinct accreditation programs for medical-related continuing professional education and certification. The strategic focus of TWL Knowledge Group is to grow assets and operations in North America.

FORWARD LOOKING STATEMENTS   DISCLAIMER – RISKS

Statements in this news release about anticipated or expected future revenue or growth or expressions of future goals or objectives, including statements regarding whether current plans to grow and strengthen the Company's existing business, are forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements in this release are based upon information available to the Company on the date of this release. Any forward-looking statements involve risks and uncertainties, including the risk that the Company will be unable to grow or strengthen its business due to a lack of capital or an inability to identify acquisition candidates and that the Company may not realize anticipated cost savings or revenue growth opportunities associated with any acquisitions, planned or otherwise. Additionally, forward-looking statements concerning the performance of the Company's business are based on current market conditions and risks, which may change as the result of certain regulatory, competitive or economic events, as well as those risks and uncertainties described in the Company's filings with the Securities and Exchange Commission, which could cause actual events or results to differ materially from the events or results described in the forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements. For a more detailed discussion of risk factors that affect our operating results, please refer to our SEC reports including our most recent reports on Form 10-KSB, Form 10-QSB, and Form 8-K.